Exhibit 99.1

Hercules Hires Melanie Grace as General Counsel and Chief Compliance Officer

Ms. Grace Brings Wealth of Public Company and Transactional Experience

Palo Alto, Calif., September 17, 2015 – Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, high-growth venture capital-backed companies, is pleased to announce the appointment of Melanie Grace as General Counsel and Chief Compliance Officer.

Ms. Grace will oversee Hercules’ legal and compliance functions and serve as corporate secretary. She will report directly to Mark R. Harris, Chief Financial Officer of Hercules.

“I am delighted to welcome Melanie to the executive management team,” stated Harris. “Her impressive track record, as well as her experiences at the New York Stock Exchange and FINRA, will be a tremendous asset to us as Hercules continues its significant growth.”

For the past three years, Ms. Grace served as the chief legal officer and corporate secretary of WHV Investments, an investment adviser in San Francisco, California. At WHV, she also served as interim chief compliance officer and sat on numerous committees, including Management, Operations, Proxy and Chair of the Ethics Committee. Prior to Working at WHV, Ms. Grace was the chief counsel at the New York Stock Exchange (“NYSE”) Euronext, where she worked directly with the general counsel and senior legal staff, advising and delivering assistance in areas from corporate transactions, contracts, regulatory filings and compliance. Before working with NYSE Euronext, she worked as an associate for Fenwick & West in Palo Alto, California, where she represented both public and private companies in public offerings, mergers and acquisitions and securities matters. Prior to attending law school, Ms. Grace was an assistant in the Office of the General Counsel at FINRA where she assisted on matters including Nasdaq delistings and broker/dealer disciplinary actions. Ms. Grace earned a Bachelor and Master of Arts degree in History from the University of California at Riverside and a Juris Doctor from Boston University School of Law. She is a member of the State Bar of California and is a designated Investment Adviser Certified Compliance Professional®.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in the technology, biotechnology, life sciences, healthcare, and energy & renewable technology industries. Since inception (December 2003), Hercules has committed more than $5.5 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com

or

Muirfield Partners

Mickey Mandelbaum

(310) 785-0810

mickey@muirfieldpartners.com

or

Maya Pogoda

(310) 785-0810

maya@muirfieldpartners.com